SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 4, 2002



                           CPI CORP.
_______________________________________________________________
  (exact name of registrant as specified in its charter)




    Delaware                  0-11227              43-1256674
_______________________________________________________________
(State or other jurisdiction (Commission file   (IRS Employer
 of incorporation)             Number)       Identification No.)




1706 Washington Avenue, St. Louis, Missouri        63103-1790
_________________________________________________________________
(Address of principal executive offices)            (Zip code)


Registrants' telephone number, including area code (314) 231-1575
_________________________________________________________________


_________________________________________________________________
(Former name or former address, if changes since last report.)





ITEM 5.   OTHER EVENTS

     See the following press release, dated February 4, 2002, announcing first quarter fiscal year 2002 dividend and appointments of new presidents.


FOR IMMEDIATE RELEASE

Contact:  Jane Nelson
          CPI Corp.
          (314) 231-1575


                     CPI CORP. DECLARES REGULAR
                       QUARTERLY DIVIDEND AND
                       ANNOUNCES APPOINTMENTS


     St. Louis, MO., February 4, 2002 - CPI Corp. (NYSE - CPY) today announced that its Board of Directors declared a first quarter cash dividend of 14 cents per share. The dividend will be paid on February 25, 2002 to shareholders of record as of February 19, 2002. As of February 1, 2002 CPI had 7,963,440 common shares outstanding.

     The Company also announced that its Board of Directors elected
J. David Pierson to the position of President and that Jack Krings had been appointed President of the Company's Sears Portrait Studio
Division. In these positions, Pierson and Krings succeed Russ Isaak and Pat Morris, respectively. Isaak and Morris retired on February 2, 2002. Pierson also serves as Chairman of the Board and Chief Executive Officer of CPI.

     CPI is a consumer services company, offering photography services through Sears Portrait Studios in the United States,
Puerto Rico and Canada, photofinishing services through the searsphotos.com web site and store systems technology and software development through Centrics Technology, Inc.











                      SIGNATURE



Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                       CPI CORP.
                                      (Registrant)



                            By: /s/ Barry Arthur
                                    ---------------------------
                                    Barry Arthur
                                    Authorized Officer and
                                    Principal Financial Officer



Dated: February 07, 2002